Exhibit 99.1

TRILLER GROUP FURNISHES CEO SHAREHOLDER UPDATE PRESENTATION FOLLOWING ANNUAL MEETING OF STOCKHOLDERS

Company Releases the Full Presentation Used at Its Annual Meeting So Every Investor Has Access to the Same Materials

LOS ANGELES, June 11, 2026 — Triller Group Inc. (Nasdaq: ILLR; ILLRW) (“Triller,” “Triller Group,” or the “Company”) today furnished the shareholder update presentation delivered by Wing-Fai Ng, Group Chief Executive Officer, at the Company’s Annual Meeting of Stockholders held on June 10, 2026.

Consistent with the Company’s commitment to equal access and disciplined communication, Triller is making the complete presentation available to all stockholders and market participants — not only those who attended the meeting.

The presentation, “FY2026 Shareholder Update: Revenue Activation and Strategic Reset,” sets out management’s view that 2025 was a reset year and that 2026 is the year of monetization and disciplined execution. It describes the Company’s revenue-first operating architecture across three engines — social and creator monetization, sports and live-event monetization, and financial-services infrastructure — together with the Company’s capital-discipline framework and the key performance indicators against which management intends to be measured.

“Yesterday I told our shareholders exactly what we inherited, what we have already fixed, and how we intend to rebuild value through monetization-first execution,” said Wing-Fai Ng, Group CEO of Triller Group. “We are putting the same presentation in front of every investor because transparency should not depend on who was in the room. The reset cleared the path — 2026 is about converting the scale we already have into revenue, repeatedly and at scale.”

The Company also intends to publish a written summary of the additional questions raised by stockholders at the Annual Meeting, together with management’s responses, on Friday, June 12, 2026, or, if further review is required, on Monday, June 15, 2026. The Company is providing these responses publicly so that all stockholders and market participants receive equal and orderly access to the same information.

“The 2025 reset was necessary; 2026 is about execution, monetization and disciplined growth,” added Mr. Ng. “We intend to communicate consistently, transparently, and around the KPIs that actually matter — and investors should hold us to what we say we will execute.”

Triller remains focused on revenue activation, strategic simplification, capital discipline, the resolution of legacy matters, and improving investor communication as it executes its FY2026 roadmap.

Availability of Presentation

A copy of the presentation used at the Annual Meeting is being furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission and will also be available on the Company’s investor relations website at www.agba.com/ir.

About Triller Group Inc.

Triller Group Inc. (Nasdaq: ILLR; ILLRW) is a technology, media, sports and financial-services company. The Company’s ecosystem spans digital media, creator tools, live events, combat sports, sports content, and AGBA Group, its Hong Kong-based financial-services and platform business. Triller is focused on building scalable platforms that connect creators, brands, fans, customers and investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Company’s strategy, FY2026 roadmap, business plans, capital structure, legacy matters, expected future disclosures, KPI-driven communications, potential monetization opportunities, social and creator monetization initiatives, sports and live-event monetization, financial-services infrastructure, potential strategic transactions, including Project Eight or alternative platform pathways, and potential future value creation. Project Eight refers to a proposed transaction that has not been completed or publicly announced, and any expected benefits remain subject to definitive agreements, closing conditions, integration risk, and applicable approvals.

These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that may cause actual results to differ materially include, among others, the Company’s ability to execute its operating plans; identify, negotiate, complete and integrate any acquisitions, partnerships, licenses, mergers or other strategic transactions; monetize existing and future assets; maintain Nasdaq compliance; maintain timely SEC periodic reporting; obtain financing on acceptable terms or at all; manage liquidity; resolve legacy matters; defend litigation and other legal proceedings; comply with applicable laws and regulations; and the other risks described in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date of issuance. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements after the date of this press release.

Contact

Bethany Lai, Investor Relations and Communications

IR@agba.com

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